INVESCO SENIOR LOAN FUND                                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  2/28/2015
FILE NUMBER :       811-05845
SERIES NO.:         1

         72DD.   1   Total income dividends for which record date
                     passed during the period. (000's Omitted)
                     Class A             $ 11,481
                 2   Dividends for a second class of open-end company
                     shares (000's Omitted)
                     Class B             $    485
                     Class C             $  8,695
                     Class Y             $    167
                     Class IB            $ 40,726
                     Class IC            $  3,246

         73A.        Payments per share outstanding during the entire
                     current period: (form nnn.nnnn)
                 1   Dividends from net investment income
                     Class A             $ 0.3597
                 2   Dividends for a second class of open-end company
                     shares (form nnn.nnnn)
                     Class B             $ 0.3852
                     Class C             $ 0.3040
                     Class Y             $ 0.3790
                     Class IB            $ 0.3790
                     Class IC            $ 0.3675

         74U.    1   Number of shares outstanding (000's Omitted)
                     Class A               27,003
                 2   Number of shares outstanding of a second class
                     of open-end company shares (000's Omitted)
                     Class B                  991
                     Class C               26,333
                     Class Y                  359
                     Class IB             100,848
                     Class IC               8,205

         74V.    1   Net asset value per share (to nearest cent)
                     Class A             $   6.76
                 2   Net asset value per share of a second class of
                     open-end company shares (to nearest cent)
                     Class B             $   6.76
                     Class C             $   6.77
                     Class Y             $   6.77
                     Class IB            $   6.77
                     Class IC            $   6.77